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                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

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                        Quickturn Design Systems, Inc.
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               (Name of Registrant as Specified In Its Charter)


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[QUICKTURN LOGO APPEARS HERE]                                     EXHIBIT 50

Contacts:
     QUICKTURN DESIGN SYSTEMS, INC.                    Abernathy MacGregor Frank
     Joan Powell                                       Pauline Yoshihashi
     Director, Marketing Communications                (213) 630-6550
     (408) 914-6000                                    Matt Sherman
     joan@quickturn.com                                (212) 371-5999


FOR IMMEDIATE RELEASE


            MENTOR GRAPHICS AGREES TO DELAY CHALLENGED MEETING DATE
                       UNTIL AT LEAST DECEMBER 11, 1998

                 LITIGATION WILL DETERMINE ACTUAL MEETING DATE

SAN JOSE, CALIF.  NOVEMBER 20, 1998 -- Quickturn Design Systems, Inc. (Nasdaq:
QKTN) announced today that Mentor Graphics Corporation (Nasdaq: MENT) has agreed to postpone until at least December 11, 1998 the special meeting of Quickturn stockholders that Mentor had purported to call for November 24, 1998.

In a letter dated November 17, 1998, the Delaware Chancery Court indicated that it might not reach a decision and issue an opinion before November 24, 1998, regarding amendments to certain provisions of Quickturn's Bylaws and its stockholder rights plan, which are the subject of litigation between Mentor and Quickturn. The Court previously noted that the issues raised in the litigation are important to the development of Delaware corporate law.

On November 18, 1998 Quickturn renewed its previous motion for preliminary
injunction to enjoin Mentor's proposed special meeting date.   In order to give
the Court additional time to consider the issues raised in the litigation, on November 20, 1998, Quickturn and Mentor entered into a stipulation to be entered as an order of the court -- in which Mentor agreed to postpone the challenged meeting date from November 24 until at least December 11, 1998.

The Quickturn Board of Directors continues to challenge the validity and legality of Mentor's attempt to call the special meeting as well as its ability to set the meeting date and record date of the special meeting. Subject to the resolution of this litigation, the Quickturn Board has set Friday, January 8, 1999 as the date for the special stockholder meeting, in accordance with the company's Bylaws.

Keith R. Lobo, president and chief executive officer of Quickturn Design Systems, Inc., said, "Quickturn appreciates the Court's careful consideration of these important corporate governance issues. We continue to believe the amendments to our Bylaws and stockholder rights plan are reasonable and designed to protect the interests of Quickturn's stockholders."

Quickturn Design Systems, Inc. is the leading provider of verification products and time-to-market engineering (TtME(TM)) services for the design of complex ICs and electronic systems. The company's products are used worldwide by developers of high-performance computing, multimedia, graphics and communications systems. Quickturn is headquartered at 55 W. Trimble Road, San Jose, CA 95131-1013;
Telephone: 408/914-6000. For more information, visit the Quickturn Web site at www.quickturn.com or send e-mail to info@quickturn.com.

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